SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: May 8, 2013

ENSURGE, INC.
(Exact name of registrant as specified in charter)

NEVADA	33- 03275	87-0431533
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1046 East University Drive
               Mesa, AZ. 85203
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (480) 459-5833.

Item 5.02 Departure of Directors or Certain Officers

In order to more fully devote his time and attention to the funding and opportunities of the Company’s Brazilian subsidiary, Ensurge Brasil LTDA, that the Company has accepted the resignation of Jordan Estra as the Company’s Director and President/CEO and caused his appointment to the Board of Directors of its subsidiary Ensurge Brasil LTDA.  The Company’s CFO, Jeff hanks, shall be the Company’s acting President until replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSURGE, INC.

Date: May 9, 2013	By /s/ Jeff Hanks
Jeff Hanks, CFO